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                                                                  EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT

     AGREEMENT made and entered into in Concord, Massachusetts, between MOTHERNATURE.COM, INC., a Delaware corporation with a usual place of business situated at One Concord Farms, 490 Virginia Road, Concord, Massachusetts 01742 (the "Company") and MICHAEL BARACH of Concord, MA , (the "Executive"), effective as of the 14/th/ day of October 1999.

                              W I T N E S S E T H:

     WHEREAS, the operations of the Company require direction and leadership in a variety of areas, including financial, strategic planning, research, marketing, and others;

     WHEREAS, the Executive possesses useful knowledge and skills and has extensive management experience;

     WHEREAS, certain covenants and obligations contained herein are designed to protect and safeguard the Company's secret, confidential and proprietary information as well as its good will with its customers, vendors, contractors and affiliates; and

     WHEREAS, the Executive desires to remain in the employ of the Company and further desires that the terms and conditions of his employment be governed by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, provisions and conditions set forth in this Agreement, the Company and the Executive hereby mutually agree as follows:

     1.   Employment.  The Company shall employ the Executive and the Executive
          ----------
shall serve the Company as Chief Executive Officer of the Company upon the terms and conditions provided herein. In the discharge of the duties of the Executive hereunder, the Executive at all
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times shall report to, and his activities at all times shall be subject to the discretion, direction and control of, the Board of Directors of the Company.

     2.   Term.  Subject to earlier termination as provided in Section 5, the
          ----
employment of the Executive hereunder shall be for a term of two (2) years, commencing on the effective date hereof, and shall thereafter renew automatically for successive one (1) year terms, unless either party gives no less than thirty (30) days written notice of intention not to renew the term of this Agreement. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

     3.   Capacity and Performance.
          ------------------------

          a. During the term hereof, the Executive shall serve the Company as its Chief Executive Officer. In addition, the Executive shall serve as a Director of the Company if so elected or appointed from time to time. Upon the expiration of his current term as a Director, and while the Executive continues to be employed hereunder, the Directors shall propose to the shareholders of the Company at the appropriate annual meeting the election or reelection of the Executive as a member of the Board. Executive acknowledges that he shall receive no additional compensation for his services as, or in his capacity of, a Director of the Company.

          b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform the duties of his office of Chief Executive Officer and such other duties and responsibilities of an executive, managerial or administrative nature on behalf of the Company and at such locations as may be designated or required from time to time by the Board of Directors of the Company. Executive shall exercise such powers and comply with and

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perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or required of him.

          c. During the term hereof, the Executive shall devote substantially all of his professional time and the best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and to the discharge of the duties of the office of the Chief Executive Officer. The Executive may engage in charitable and academic positions or other related activities which do not materially interfere with his obligations hereunder, and which do not compete, directly or indirectly, with the products and services, being marketed and/or sold by the Company. Subject to the first sentence hereof, and upon prior written notice to the Board of Directors of the Company, the Executive may take a board and/or advisory position with any professional or corporate organization or any other business enterprise other than the Company, so long as such professional or corporate organization or business enterprise does not compete, directly or indirectly, with the products being marketed and/or sold by the Company. Notwithstanding the foregoing, nothing in this
Section 3(c) shall prohibit Executive from investing in other businesses, ventures or companies; provided, however, that such businesses, ventures or companies are not in competition with the Company.

     4.   Compensation and Benefits.  As compensation for all services performed
          -------------------------
by the Executive during the term hereof, the compensation and benefits to be earned by the Executive pursuant to this Agreement are as follows:

          a.   Base Salary.    During the term hereof, the Company shall pay the
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Executive a base salary at the rate of Two Hundred and Fifty Thousand ($250,000)
Dollars per annum (the "Base Salary"), payable in accordance with the Company's payroll practices for executive

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compensation, as such practices shall be established or modified from time to time by the Company. The Executive's Base Salary may be adjusted from time to time by the Company's Board of Directors in its sole discretion; provided, however, that under no circumstances shall such Base Salary be reduced without Executive's approval.

          b.   Other Benefits.  The Executive shall accrue three (3) weeks
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annual paid vacation in accordance with the Company's vacation policy. The
Executive also will be eligible for paid holidays and sick time in accordance with the policies of the Company as well as any fringe benefits and perquisites that may from time to time be afforded generally to senior executive officers of the Company. Without limiting the generality of the foregoing, the Executive will be eligible to participate in and receive benefits under any 401(k), pension, Executive stock ownership plan, retirement plan, life insurance, health and accident plan, discretionary bonus plan or other arrangement generally made available by the Company and approved by the Board of Directors, if any, now or in the future, to the senior executive officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

          c.   Expenses.  The Executive will be entitled to receive
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reimbursement for all reasonable expenses incurred by the Executive in the performance of the duties of the Executive hereunder, provided such expenses are properly incurred, documented and accounted for in accordance with the policies of the Company. The Company agrees to provide reimbursement to Executive for such expenses within a reasonable time after receipt of such documentation.

          d.  Taxes.  All payments in this Section 4 shall be subject to all
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applicable federal, state and local withholding, payroll and other taxes.

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     5.   Termination of Employment and Severance Benefits.  Notwithstanding the
          ------------------------------------------------
provisions of Section 2 above, the employment of the Executive hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

          a.   Death.  In the event of the death of the Executive during the
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term hereof, the employment of the Executive hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the estate of the Executive any earned and unpaid Base Salary and vacation, and the Executive shall be entitled to no severance or other termination benefits under this Agreement.

          b.   Disability.  The Company may terminate the employment of the
               ----------
Executive hereunder in the event the Executive becomes disabled during the term hereof due to any illness, injury, accident or condition of either a physical or psychological nature. For the purposes of this Agreement, the Executive shall be deemed to have suffered a physical or mental disability if the Executive is absent and/or is unable to perform the essential functions of his job with or without reasonable accommodation for over ninety (90) consecutive days, or for over ninety (90) cumulative days within any twelve (12) month period, or if in the opinion of a duly licensed physician the same is likely to occur. The provisions of this Section 5(b) shall survive the termination of this Agreement by reason of the physical or mental disability of the Executive. In connection with this Section 5(b), at the request of the Company the Executive shall submit to a medical examination by a physician selected mutually by the Company and the Executive, or the duly appointed guardian of the Executive. If they cannot agree, a physician will be appointed by the Massachusetts Medical Society. Executive agrees and acknowledges that the termination of

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his employment under this Section 5(b) does not violate the Americans With
Disabilities Act, the Family and Medical Leave Act, or similar state statutes.

     In the event that Executive's employment terminates due to the Executive's physical or mental disability, the Company shall pay the Executive an amount equal to: (i) twelve (12) months salary at the then current Base Salary payable bi-weekly over twelve (12) months in accordance with the Company's payroll practices, less (ii) any amounts recovered by the Executive under any health and disability insurance programs available through the Company.

          c.   By the Company for Cause.  The Company may, immediately and
               ------------------------
unilaterally, terminate the Executive's employment hereunder "for cause" at any time during the term of this Agreement without prior written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination "for cause" under this Section 5(c) if such termination, as determined by the Board of Directors, is for one or more of the following causes:

               i. Willful failure of the Executive to perform (other than by reason of disability), or gross negligence in the performance of, the duties and responsibilities of the Executive to the Company which continues or ceases to be cured for a period of thirty (30) days after the Company delivers to the Executive written notice identifying the manner in which the Company reasonably believes that the Executive has willfully failed to perform or engaged in gross negligence in the performance of his duties and responsibilities;

               ii. The commission by the Executive of any act or acts of dishonesty, a breach of fiduciary duty, a material breach of the terms of this

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          Agreement or any other agreement between Executive and the Company or a material violation of the written or established rules and policies of the Company as such rules and policies may from time to time be amended or modified by the Company;

               iii. The commission by the Executive of an act of fraud or embezzlement;

               iv.    A violation of the Company's Code of Conduct;

               v. The conviction by the Executive of, or plea of no contest for, any felony;

               vi. The commission of an act which constitutes unfair competition or conflict of interest with the Company or which induces any customer, vendor, contractor, or affiliate or any prospective customer, vendor, contractor or affiliate of the Company to breach a contract with the Company or not to enter into a contract with the Company; or

               vii. The commission of an act by the Executive which constitutes a willful violation of the federal or state securities laws.

     In the event of a termination "for cause" pursuant to any of the provisions of clauses (i) through (vii) above, inclusive, the Executive shall be entitled to no severance or other termination benefits under this Agreement.

          d.   By the Company Other Than for Cause.
               -----------------------------------

               i. The Company may terminate Executive's employment under this Agreement at any time without cause upon thirty (30) days written notice to

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          the Executive or payment in lieu thereof if the Company elects to accelerate Executive's departure date. Subject to the provisions of
          Section 5(i), if the Executive is terminated by the Company other than for cause, the Company shall pay the Executive severance compensation as described in Section 5(d)(ii).

               ii. In the event the Company exercises its right to terminate the Executive under this Section 5(d), the Company agrees to: (i) pay the Executive a severance payment of twelve (12) months' salary at the Executive's then current Base Salary payable bi-weekly over twelve (12) months in accordance with the Company's payroll practices; (ii) accelerate by twelve (12) months the vesting of all existing stock options, i.e., those stock options granted before September 1, 1999,to which he is entitled under this Agreement or any other agreement between the Executive and the Company, and accelerate by six (6) months the vesting of all future stock options which may be granted to Executive; and (iii) if the Executive is eligible for, and chooses to elect health insurance continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), pay the premium payments of the Executive under COBRA for a period of twelve (12) months, subject to any Executive contribution applicable to the Executive on the date of termination.

          e. By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. The following shall constitute Good Reason for termination by the Executive:

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               i.     Failure of the Company to continue the Executive in the
          position of Chief Executive Officer;

               ii. Material diminution in the nature or scope of the Executive's responsibilities, duties or authority; provided, however, that the transfer of certain job responsibilities, including but not limited to supervisory responsibilities, from the Executive to the future Chief Operating Officer or to other senior executives who the Company expects to hire over the term of this Agreement, or the assignment to others of the duties and responsibilities of the Executive while the Executive is out of work due to a disability or on a leave of absence for any reason, shall not constitute a material diminution in the nature or scope of the Executive's responsibilities, duties or authority as set forth in this Section; or

               iii. Material breach by the Company of its obligation to provide the Executive the compensation and benefits in accordance with the terms of Section 4 hereof.

     Any event described in provisions (i) through (iii) above shall not constitute Good Reason unless the Executive provides the Company with written notice of such event within thirty (30) days of the date the Executive knew of such event, and it is not corrected by the Company within thirty (30) days of the date the Executive provides such written notice to the Company.

     In the event of a termination by the Executive for Good Reason, and subject to the provisions of Section 5(i) herein, the Company agrees to: (i) pay the Executive a severance payment of twelve (12) months' salary at the Executive's then current Base Salary payable

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bi-weekly over twelve (12) months in accordance with the Company's payroll practices; (ii) accelerate by twelve (12) months the vesting of all existing stock options, i.e., those stock options granted before September 1, 1999, to which Executive is entitled under this Agreement or any other agreement between the Executive and the Company, and accelerate by six (6) months the vesting of all future stock options which may be granted to the Executive; and (iii) if the Executive is eligible for, and chooses to elect health insurance continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), pay the premium payments of the Executive under COBRA for a period of twelve (12) months, subject to any Executive contribution applicable to the Executive on the date of termination.

          f.   By The Executive Other Than For Good Reason. The Executive may
               -------------------------------------------
terminate his employment hereunder at any time upon thirty (30) days written notice to the Company. In the event of termination by the Executive Other Than For Good Reason, the Company may accelerate the Executive's departure date and will pay Executive through his notice date. In the event of termination by the Executive Other Than For Good Reason, the Company shall pay to the Executive any unearned and unpaid Base Salary and vacation and the Executive shall be entitled to no severance or other termination benefits.

          g.   By the Executive Upon A Change of the Company's Place of
               --------------------------------------------------------
Business. The Executive may terminate his employment hereunder at any time upon
--------
sixty (60) days written notice to the Company if the Company moves its principal place of business more than fifty (50) miles from Concord, Massachusetts.

          In the event of a termination by the Executive for a Change in the Company's Place of Business, and subject to the provisions of Section 5(i) herein, the Company agrees to:

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(i) pay the Executive a severance payment of six (6) months' salary at the
Executive's then current Base Salary payable bi-weekly over six months in accordance with the Company's payroll practices; (ii) accelerate by twelve (12) months the vesting of all existing stock options, i.e., those stock options granted before September 1, 1999, to which Executive is entitled under this Agreement or any other agreement between the Executive and the Company, and accelerate by six (6) months the vesting of all future stock options which may be granted to the Executive; and (iii) if the Executive is eligible for, and chooses to elect health insurance continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), pay the premium payments of the Executive under COBRA for a period of six (6) months, subject to any Executive contribution applicable to the Executive on the date of termination.

          h.   Upon a Change of Control.
               ------------------------

               i. If a Change of Control occurs and, within one (1) year following such Change of Control, the Company terminates the Executive's employment Other Than for Cause or the Executive terminates his employment for Good Reason, then and subject to the provisions of Section 5(i), the Company shall pay the Executive, within ten (10) business days of such termination, a lump sum payment equal to the sum of his annual Base Salary and if the Executive is eligible for, and chooses to elect health insurance continuation in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), pay the premium payments of the Executive under COBRA for a period of twelve (12) months, subject to any Executive contribution applicable to the Executive on the date of termination.

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               ii.    Notwithstanding the foregoing, the payments and
          benefits to which the Executive would be entitled pursuant to Section 5(h)(i) as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. Any such reduction shall be applied to the amounts due under Section 5(h)(i) as the Executive may determine.

               iii. A Change of Control shall be deemed to take place if at any time during the term hereof: (A) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Company or any of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company and two-thirds of the Board has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this Section 5(h) if a majority of the consenting Board is comprised of directors of the Company who were such immediately prior to the event; (B) any merger or consolidation involving the Company or any sale or other transfer of all or substantially all of the assets of the Company, or any combination of the foregoing, and two-thirds of the Board has not consented to such event prior to its occurrence or within sixty days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this Section 5(h) if a majority of the consenting Board is comprised of directors of the Company who were such immediately prior to the event; or (C) within twelve (12) months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board.

          i.   The Company's Obligation to Provide Severance Compensation.  The
               ----------------------------------------------------------
severance payments and compensation set forth in Sections 5(d), (e), (g) and (h) shall be payable in conformity with the Company's payroll practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes; provided, however, if Executive breaches his noncompetition or nonsolicitation obligations under Section 7 hereof or if Executive breaches his obligations under the MotherNature.com, Inc. Nondisclosure and Developments Agreement between Executive and the Company, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction. Indeed, the Executive acknowledges that the Company would suffer irreparable harm if he violates the noncompetition or nonsolicitation obligations under Section 7 hereof or if he breaches his obligations under the MotherNature.com, Inc. Nondisclosure Agreement, and he agrees that the Company shall be entitled to preliminary and permanent injunctive relief.

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Executive acknowledges that the Company shall not have any further obligations to the Executive in the event of Executive's termination under Sections 5(d),
(e), (g) or (h), except such further obligations as may be imposed by law.

          Executive further acknowledges and agrees that the obligation of the Company to pay severance compensation to the Executive under Sections 5(d), (e),
(g) or (h) is contingent upon the Executive executing and delivering, all in form and substance satisfactory to the Company: (i) if the Executive is then a member of the Board of Directors of the Company, a resignation from the Board of Directors of the Company; (ii) a comprehensive general release of the Company by the Executive; (iii) a resignation as Chief Executive Officer of the Company and any other office he may hold with the Company; and (iv) satisfactory evidence to the Company that the Executive has returned all property, Confidential Information and Documents of the Company to the Company. Executive acknowledges and agrees that the post-termination obligations set forth in Sections 7(a), 7(b) and 7(c) shall survive the termination of this Agreement whether or not Executive signs the release or provides the resignations described in this Section.

     6.   No Mitigation Obligation.  The parties hereto expressly agree that the
          ------------------------
Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

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     7.   Non-Competition; Non-Solicitation.
          ---------------------------------

          a.   Non-Competition.  During the period of Executive's employment by
               ---------------
the Company and for one year after Executive's employment terminates pursuant to Sections 5(b), (c), (d), (e), (f), (h), or for six months after Executive's employment terminates pursuant to Section (g), Executive shall not, alone or as a partner, joint venturer, officer, director, employee, agent, consultant, stockholder or investor of any company or business organization, engage in any business activity and/or accept employment with any person or entity, which is directly or indirectly in competition with the products or services being developed, drafted, manufactured, marketed, distributed, planned, sold or otherwise provided by the Company, specifically the sales, marketing and provision of information for vitamins, supplements, minerals and other natural and healthy living products. Notwithstanding the foregoing, the record or beneficial ownership by Executive of 1% or less of the outstanding publicly traded capital stock of any such company shall not be deemed, in and of itself, to be in violation of this Paragraph 7; provided, however, that Executive is not a partner, joint venturer, officer, director, employee, agent, independent contractor or consultant of such company.

          b.   Customer Solicitation.  Executive shall not, directly or
               ---------------------
indirectly, for himself or on behalf of others, during Executive's employment by the Company and for a period of one year after Executive's employment terminates pursuant to Sections 5(b), (c), (d), (e), (f), (h), or for six months after Executive's employment terminates pursuant to Section (g), solicit, divert, attempt to divert, accept the business of or enter into any business relationship, involving activities competitive with MotherNature.com, with any former or current clients, customers, suppliers, contractors or affiliates of the Company made known to him during his employment, or in any way interfere with or disrupt any existing relationship between the Company and any of its clients, customers, suppliers, vendors, contractors or affiliates or others with whom the Company deals.

          c.   Employee Solicitation.  Executive shall not, directly or
               ---------------------
indirectly, for himself or on behalf of others, during Executive's employment by the Company and for a period of one year after Executive's employment terminates pursuant to Sections 5(b), (c), (d), (e), (f), (h), or for six months after Executive's employment terminates pursuant to Section (g), hire, attempt to hire, or knowingly permit any company or business organization by which Executive is employed or which is directly or indirectly controlled by Executive, to employ any employee of the Company or any employee who has left the employment of the Company within six months of such employee's termination, or in any manner seek to solicit or induce any employee to leave his or her employment with the Company or otherwise assist in the recruitment of any such person.

          d.   Payment For Noncompetition/Nonsolicitation At The Expiration of
               ---------------------------------------------------------------
the Term of This Agreement.  In the event that Executive's employment terminates
--------------------------
because the term of this Agreement expires or is otherwise not renewed pursuant to Section 2, it is agreed and understood that Executive will be bound by the noncompetition and nonsolicitation obligations pursuant to Section 7 hereof, if the Company provides written notice to Executive of its intention to invoke
Section 7 for a period of six months and pays Executive six (6) months salary at the then current Base Salary payable bi-weekly over six (6) months in accordance with the Company's payroll practices. At the end of the initial six month period, the Company may renew the noncompetition/nonsolicitation obligations under Section 7 for an additional six (6)

                                       16
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months and pay the Executive an additional six (6) months salary payable bi-
weekly over six (6) months (for a maximum total of twelve (12) months) in accordance with the Company's payroll practices. Executive acknowledges and agrees that the Company is only obligated to pay severance under this Section 7(d) in the event that the Executive's employment terminates because the term of this Agreement expires or is otherwise not renewed pursuant to Section 2.

     8.   Enforcement of Covenants.  The Executive acknowledges that the
          ------------------------
Executive has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Executive by Section 7 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that such restraints are reasonable in respect to subject matter, length of time, and geographic area. The Executive further acknowledges that, were the Executive to breach any of the covenants contained in Section 7 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to the Company, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants without posting bond. The Executive and the Company further agree that, if one or more of the clauses contained in this
Section 7 shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     9.   Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of the obligations of the Executive hereunder

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

will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without the consent of such third party.

     10.  Assignment.  Executive acknowledges that the services to be rendered
          ----------
by him hereunder are unique and personal in nature. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     11.  Severability.  If any portion or provision of this Agreement shall to
          ------------
any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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

     13.  Notices.  Any and all notices, requests, demands and other
          -------
communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at the last known address of the Executive on the books of the Company with a copy to Gary M. Feldman, Esq., Davis, Malm and D'Agostine, P.C., One Boston Place, Boston, Massachusetts 02108 or, in the case of the Company, at its principal place of business, attention of the Chairman of the Board of Directors, or to such other address as either party may specify by notice to the other, with a copy to Howard S. Rosenblum, Esq., Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110.

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, including Executive's salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration, except for the MotherNature.com, Inc. Nondisclosure and Developments Agreement and the Incentive Stock Option Agreements signed by Executive, which shall remain in full force and effect.

     15.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Executive and by an expressly authorized representative of the Company who is authorized by a vote of the Board of Directors of the Company to execute such amendment or modification on behalf of the Company.

     16.  Headings.  The headings and captions in this Agreement are for
          --------
convenience only and in no way define or describe the scope or content of any provision of this Agreement.

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

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     18.  Governing Law.  This is a Massachusetts contract and shall be
          -------------
construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principals thereof, and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Executive hereby submits to the jurisdiction and venue of any such court. Executive hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

COMPANY:                            MOTHERNATURE.COM, INC.


                                        /s/ Keith M. Kerman
                                    By: ___________________________________
                                        On Behalf of the Board of Directors


                                    /s/ Michael Barach
EXECUTIVE:                          _______________________________________
                                    Michael Barach

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